CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion of our report dated August 20, 1999 relative to our audit of the financial statements of California Applied Research, Inc. at December 31, 1998, and for the year then ended, in this 1998 Annual Report to the Shareholders on Form 10-KSB and the Prospectus on Form SB-2, and to the reference to our firm under the heading "Experts" therein. We also consent to the incorporation by reference to these filings.

Boros & Farrington P.C.
San Diego, California
August 20, 1999